EXHIBIT 99.2

GH Solutions Announces New KOIOS Raspberry Wonder With Hemp to be

Distributed by KEHE Distribution and Hyperion Distribution

Greenwood Village, CO - August 26, 2016 - GH Solutions (OTC PINK: GRSU), a company focused on creating functional operating divisions within the hemp industry, today announced the Company's new KOIOS  Raspberry Wonder with Hemp beverage will soon be released and distributed by KEHE Distribution and Hyperion Distribution.

"KOIOS currently sells their existing beverage nationally through these and other distributors," stated Rik J Deitsch, CEO of GH Solutions Inc. "Our new product is a great addition to the KOIOS product offering and should be able to be sold throughout all of their existing markets," he continued. "This also represents the largest potential launch of a hemp-based beverage. As research continues into the benefits of formulations containing hemp extracts, GH Solutions will be well-situated to reap the benefits of the growing marketplace," he concluded.

KEHE Distribution was founded in 1953 and is one of the largest natural grocery distributors in the world.  They are a state-of-the-art organization of 4,500 employee-owners and a vast seventeen distribution center network across the U.S. and Canada. KEHE has currently placed KOIOS Berry Genius in Sunset Foods, Pete's Fresh Markets, Mazyerecks, Tony's, fourteen Better Health locations, Natural Health Center, Joseph's Market, Caputos and Harvest Health.

Hyperion Distribution is one of Colorado's top food distributors.  Currently, through Hyperion, KOIOS Berry Genius has been placed in over ten new 7-11's and several C stores throughout Colorado in the short time the agreement has been in place.

GH Solutions expects to issue updates on additional distribution partnerships in the very near future.

About GH Solutions, Inc.

GH Solutions, Inc. is a science-based company focused on operating divisions within the burgeoning hemp industry. GH Solutions brings a patented technological advancement to the nutraceutical, functional beverage, and health food markets. As the exclusive licensee of US Patent #6080401 for hemp/cannabis based applications, the Company is the sole source of formulations that offer the benefits of botanicals like hemp seed oil with the health and wellness effects of probiotics. GH Solutions encourages all current and prospective shareholders to visit our website at: www.ghsolutionsinc.com or

Greenhouse's Facebook page at https://m.facebook.com/Greenhousesolutionsinc

About KOIOS

KOIOS LLC creators began developing their own nootropic formulas to combat their ADHD and to eliminate harmful stimulants out of their lives. After several years of research, testing and development with an INC 5000 lab, they formulated KOIOS. Each ingredient has more than a decade of research behind it from some of the largest medical institutions in the world. KOIOS combined 11 of the most potent nootropics, to give you a finely tuned, high performance brain enhancement supplement. Not only are the short-term results of KOIOS staggering, but each ingredient in our formula has been shown, scientifically, to have long lasting positive effects on the brain. KOIOS encourages people to visit their website to learn more:

http://www.mentaltitan.com

SEC Disclaimer

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." Actual results could differ materially from those projected in Greenhouse Solutions' ("the Company's") business plan. The launch of the new product through KEHE Distribution and Hyperion Distribution should not be construed as an indication in any way whatsoever of the future value of the Company's common stock or its present or future financial condition. The Company's filings may be accessed at the SEC's Edgar system at www.sec.gov; statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place reliance on such statements. Unless otherwise required by applicable law, we do not undertake, and we specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

Contact:

info@ghsolutionsinc.com

Ghsolutionsinc.com

1-877-895-5647

SOURCE: GH Solutions Inc.